UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 2, 2021

Fortress Transportation & Infrastructure Investors LLC

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37386	32-0434238
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas, 45th Floor, New York, New York 10105
(Address of Principal Executive Offices) (Zip Code)

(212) 798-6100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Class A Common Shares, $0.01 par value per share	FTAI	New York Stock Exchange
8.25% Fixed-to-Floating Rate Series A Cumulative Perpetual Redeemable Preferred Shares	FTAI PR A	New York Stock Exchange
8.00% Fixed-to-Floating Rate Series B Cumulative Perpetual Redeemable Preferred Shares	FTAI PR B	New York Stock Exchange
8.25% Fixed-Rate Reset Series C Cumulative Perpetual Redeemable Preferred Shares	FTAI PR C	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Amended and Restated Revolving Credit Agreement

On December 2, 2021 (the “Closing Date”), Fortress Transportation and Infrastructure Investors LLC (the “Company”) entered into an Amended and Restated Credit Agreement (the “A&R Credit Agreement”) among the Company, as the borrower, certain lenders and issuing banks from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent.  The A&R Credit Agreement provides for revolving loans to be made available to the Company in an aggregate principal amount of up to $250,000,000 (the “Revolving Credit Facility”), of which up to $25,000,000 may be utilized for the issuance of letters of credit.  The proceeds of the Revolving Credit Facility will be used for working capital and other general corporate purposes, including, without limitation, permitted acquisitions and other investments, and the letters of credit issued under the Revolving Credit Facility will be used for general corporate purposes.  The Revolving Credit Facility is secured by the capital stock of certain direct subsidiaries of Fortress Worldwide Transportation and Infrastructure General Partnership in accordance with the terms of the Pledge Agreements (as defined in the Credit Agreement).  As of the Closing Date, the Revolving Credit Facility is not guaranteed by any of the Company’s subsidiaries or any third party; however, certain of the Company’s subsidiaries (including FTAI Italia DAC) will be required to guarantee the Revolving Credit Facility under certain circumstances as more fully described in the A&R Credit Agreement.

Borrowings outstanding under the Revolving Credit Facility bear interest at the Adjusted Term SOFR Rate (determined in accordance with the A&R Credit Agreement) plus 3.00% per annum, if the Company chooses to make Term Benchmark borrowings, or at the Base Rate (determined in accordance with the A&R Credit Agreement) plus 2.00% per annum.  The Company will also be required to pay a quarterly commitment fee at a rate per annum equal to 0.50% on the average daily unused portion of the Revolving Credit Facility, as well as customary letter of credit fees and agency fees.

The Revolving Credit Facility will mature, and commitments in respect of the Revolving Credit Facility will terminate, on December 2, 2024.  The Revolving Credit Facility may be voluntarily prepaid without penalty or premium, other than customary breakage costs related to prepayments of Term Benchmark borrowings.

The A&R Credit Agreement contains customary affirmative covenants for facilities of this type, including, among others, covenants pertaining to the delivery of financial statements, notices of default and certain other information, payment of taxes, conduct of business and maintenance of existence, maintenance of property and insurance, compliance with laws, inspection of books and records and additional collateral.  The A&R Credit Agreement also contains (1) negative covenants substantially similar to the negative covenants contained in the Indenture governing the Company’s 5.50% senior unsecured notes due 2028 (the “Indenture”), which negative covenants limit the ability of the Company and its restricted subsidiaries to, among other things, incur indebtedness, encumber their assets, make restricted payments, create dividend restrictions and other payment restrictions that affect the Company’s restricted subsidiaries, permit restricted subsidiaries to incur or guarantee certain indebtedness, enter into transactions with affiliates and sell assets and (2) certain additional restrictions on aviation assets of the Company, in each case, subject to certain qualifications set forth in the A&R Credit Agreement.

The A&R Credit Agreement includes financial covenants requiring the maintenance of (1) a minimum ratio of the appraised value of certain aviation assets to the aggregate commitments under the Revolving Credit Facility of 3.00 to 1.00 and (2) a maximum ratio of debt to total equity (before reduction for minority interests) for the Company and its restricted subsidiaries of 3.00 to 1.00, subject to adjustment in the event a separation of the Company into (i) aviation and offshore and (ii) infrastructure companies occurs on or prior to December 31, 2022.

The A&R Credit Agreement contains default provisions customary for facilities of this type, which are subject to customary grace periods and materiality thresholds, including, among others, defaults related to payment failures, failure to comply with covenants, material misrepresentations, defaults under other material indebtedness, the occurrence of a Change of Control (as defined in the A&R Credit Agreement), bankruptcy and related events, material judgments, certain events related to pension plans and the failure of any Security Documents (as defined in the Credit Agreement) or the guarantees (if any) to be in full force and effect.  If an event of default occurs under the Credit Agreement, the lenders may, among other things, declare the outstanding Revolving Credit Facility and all other amounts owing under the A&R Credit Agreement immediately due and payable.

Certain lenders under the A&R Credit Agreement have, from time to time, performed, are currently performing and may in the future perform, various financial advisory and commercial and investment banking services for the Company, for which they received or will receive customary fees and expenses.

The foregoing description of the A&R Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the A&R Credit Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Bridge Loan Agreement

On the Closing Date, the Company entered into a Credit Agreement (the “Bridge Loan Agreement”), among the Company, as the borrower, the guarantors from time to time party thereto, certain lenders from time to time party thereto and Morgan Stanley Senior Funding, Inc., as administrative agent, pursuant to which the Company may borrow senior secured bridge term loans (the “Bridge Loans”) in an aggregate principal amount of up to $350,000,000.  The proceeds of the Bridge Loans will be used to finance or refinance the acquisition by certain subsidiaries of the Company of specified aviation assets from affiliates of Italia Trasporto Aereo S.p.A. (“ITA”) and Avianca Holdings S.A. (“Avianca”), respectively.  The initial funding of the Bridge Loans is expected to occur shortly.

The Bridge Loans bear interest at, (i) if a Base Rate Loan (as defined in the Credit Agreement), at the Base Rate (as determined by the Credit Agreement) plus 1.75%; or (ii) if a SOFR Loan (as defined in the Credit Agreement), at the Adjusted Term SOFR (as determined by the Credit Agreement) plus 2.75%.  In the event the Bridge Loans remain outstanding 90 days after the Closing Date, the Company will owe additional fees to the lenders under the Bridge Loan Agreement, pursuant to arrangements entered into in connection with the Bridge Loan Agreement.

The Bridge Loans will mature on December 1, 2024.  The Bridge Loans may be voluntarily prepaid without penalty or premium, other than customary breakage costs.  In addition, the Bridge Loans are mandatorily prepayable upon the occurrence of certain events, including asset sales, recovery events, debt and equity issuances, and the Company’s Consolidated Excess Cash Flow (as defined in the Bridge Loan Agreement) exceeding $30,000,000 in a fiscal quarter.

The Bridge Loan Agreement contains customary affirmative covenants for facilities of this type, including, among others, covenants pertaining to the delivery of financial statements, notices of default and certain other information, payment of taxes, conduct of business and maintenance of existence, maintenance of property and insurance on the aviation assets financed or refinanced with Bridge Loans, compliance with laws and inspection of books and records.  The Bridge Loan Agreement also contains negative covenants substantially similar to the negative covenants contained in the Indenture, which negative covenants limit the ability of the Company and its restricted subsidiaries to, among other things, incur or guarantee certain indebtedness, encumber their assets, make restricted payments, create dividend restrictions and other payment restrictions that affect the Company’s restricted subsidiaries, enter into transactions with affiliates and sell assets, in each case, subject to certain qualifications set forth in the Bridge Loan Agreement.

The Bridge Loan Agreement also includes financial covenants requiring (1) a limit on capital expenditures of the Company and its restricted subsidiaries in excess of $300 million in the aggregate (subject to certain exceptions for capital expenditures at Jefferson Terminal), (2) the maintenance of a maximum loan-to-value ratio (calculated with respect to the Bridge Loans then outstanding, and the value of the aviation assets financed or refinanced thereby) of 0.70 to 1.00 and (3) the maintenance of a maximum ratio of debt to total equity (before reduction for minority interests) for the Company and its restricted subsidiaries of 3.00 to 1.00.  If the Company consummates a separation into (i) aviation and offshore and (ii) infrastructure companies prior to the date that is 180 days after the Closing Date, the debt to total equity covenant will not apply during a period commencing on the last day of the fiscal quarter in which such separation was consummated and ending on the date that is 180 days after the Closing Date.

The Bridge Loan Agreement contains default provisions customary for facilities of this type, which are subject to customary grace periods and materiality thresholds, including, among others, defaults related to payment failures, failure to comply with covenants, material misrepresentations, defaults under other material indebtedness, the occurrence of a Change of Control (as defined in the Bridge Loan Agreement), bankruptcy and related events, material judgments and certain events related to pension plans.  If an event of default occurs under the Bridge Loan Agreement, the lenders may, among other things, declare the outstanding amounts owing under the Bridge Loan Agreement immediately due and payable.

In addition, pursuant to documentation entered into in connection with the Bridge Loan Agreement and beginning 180 days after the Closing Date, the Company has agreed with the lenders under the Bridge Loan Agreement to issue certain debt securities, the proceeds of which will be used to repay any Bridge Loans then outstanding.  A failure by the Company to issue such debt securities would result in the Company’s obligation to pay certain fees and other amounts to such lenders.

Certain lenders under the Bridge Loan Agreement have, from time to time, performed, are currently performing and may in the future perform, various financial advisory and commercial and investment banking services for the Company, for which they received or will receive customary fees and expenses.

The foregoing description of the Bridge Loan Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Bridge Loan Agreement, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1
Amended and Restated Credit Agreement, dated as of December 2, 2021, between Fortress Transportation and Infrastructure Investors LLC, the lenders and issuing banks from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

10.2
Credit Agreement, dated as of December 2, 2021, between Fortress Transportation and Infrastructure Investors LLC, the guarantors from time to time party thereto, the lenders from time to time party thereto and Morgan Stanley Senior Funding, Inc., as administrative agent.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

Cautionary Language Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to the Company’s anticipated use of the net proceeds from the offering.  Forward-looking statements are not statements of historical fact but instead are based on our present beliefs and assumptions and on information currently available to the Company.  You can identify these forward-looking statements by the use of forward-looking words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “target,” “projects,” “contemplates” or the negative version of those words or other comparable words.  Any forward-looking statements contained in this communication are based upon our historical performance and on our current plans, estimates and expectations in light of information currently available to us.  The inclusion of this forward-looking information should not be regarded as a representation by us that the future plans, estimates or expectations contemplated by us will be achieved.  Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business, prospects, growth strategy and liquidity.  Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements, including, but not limited to, the risk factors set forth in Item 1A.  “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2021, June 30, 2021 and September 30, 2021, as updated by annual, quarterly and other reports the Company files with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC

	By:	/s/ Eun Nam
	Name:	Eun Nam
	Title:	Chief Accounting Officer

Date: December 8, 2021